EXHIBIT 99.1

Via Renewables, Inc. Reports First Quarter 2024 Financial Results

HOUSTON, May 1, 2024 (ACCESSWIRE) -- Via Renewables, Inc. ("Via Renewables" or the "Company") (NASDAQ: VIA, VIASP), an independent retail energy services company, today reported financial results for the quarter ended March 31, 2024.

Key Highlights

•	Achieved $19.1 million in Net Income and $15.1 million in Adjusted EBITDA for the first quarter

•	Achieved $45.1 million in Gross Profit and $35.7 million in Retail Gross Margin for the first quarter

•	Total RCE count of 338,000 as of March 31, 2024, up from 335,000 as of December 31, 2023

•	Average monthly attrition of 3.9%

"In the first quarter commodity prices remained relatively stable and we experienced milder than normal weather. We ended the quarter with 338k RCEs, up from 335k at the end of 2023 despite higher attrition. Elevated attrition was expected because it is a side effect of increased sales activity. We added approximately 41,000 RCEs in the first quarter and had an average attrition of 3.9%," said Keith Maxwell, Via Renewables’ President and Chief Executive Officer.

Summary First Quarter 2024 Financial Results

Net Income for the quarter ended March 31, 2024, was $19.1 million compared to Net Loss of $(6.8) million for the quarter ended March 31, 2023. The increase, compared to the prior year, was largely the result of a gain in the mark-to-market on our hedges and lower depreciation, interest and net asset optimization expenses. The increase in Net Income was partially offset by increases in income tax and G&A expense.

For the quarter ended March 31, 2024, Via Renewables reported Adjusted EBITDA of $15.1 million compared to Adjusted EBITDA of $18.8 million for the quarter ended March 31, 2023. The decrease was primarily driven by lower Electric and Natural Gas Retail Gross Margin, partially offset by an increase in G&A and CAC spend compared to the first quarter of 2023.

For the quarter ended March 31, 2024, Via Renewables reported Gross Profit of $45.1 million compared to Gross Profit of $14.4 million for the quarter ended March 31, 2023. The increase, compared to the prior year, was primarily the result of a gain in the mark-to-market of our hedges.

For the quarter ended March 31, 2024, Via Renewables reported Retail Gross Margin of $35.7 million compared to Retail Gross Margin of $40.3 million for the quarter ended March 31, 2023. Lower volumes and unit margins resulted in a decrease in our Natural Gas Retail Gross Margin. Lower unit margins partially offset by higher volumes resulted in a decrease in our Electric Retail Gross Margin.

Liquidity and Capital Resources

($ in thousands)	March 31, 2024
Cash and cash equivalents	$50,423
Senior Credit Facility Availability (1)	52,592
Subordinated Debt Facility Availability (2)	25,000
Total Liquidity	$128,015

(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of March 31, 2024.

(2) The availability of the Subordinated Facility is dependent on our Founder's discretion.

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Dividend

On April 17, 2024, we declared a dividend in the amount of $0.76051 per share for the Series A Preferred Stock for the first quarter of 2024. Dividends on Series A Preferred Stock will be paid on July 15, 2024 to holders of record on July 1, 2024.

Business Outlook

Mr. Maxwell concluded, “We're pleased to announce that in the second quarter we entered into an agreement to acquire approximately 12,500 RCEs in our existing markets. These adds will be accretive to our bottom line beginning in the second quarter of this year. While we are excited about the continued success of our organic sales channels, we always welcome the opportunity to add valued customers through tuck-in acquisitions."

Conference Call and Webcast

Via will host a conference call to discuss First Quarter 2024 results on Thursday, May 2, 2024, at 10:00 AM Central Time (11:00 AM Eastern).

A live webcast of the conference call can be accessed from the Events page of the Via Renewables Investor Relations website at https://viarenewables.com/. An archived replay of the webcast will be available for twelve months following the live presentation.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 105 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the impacts of Winter Storm Uri, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, the timing, availability, ability to pay and implied amount of cash dividends and distributions on our Class A common stock and Series A Preferred Stock, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability and terms of capital, competition, government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

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The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	the ultimate impact of the Winter Storm Uri, including future benefits or costs related to ERCOT market securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;
•	changes in commodity prices, the margins we achieve and interest rates;
•	the sufficiency of risk management and hedging policies and practices;
•	the impact of extreme and unpredictable weather conditions, including hurricanes, heat waves and other natural disasters;
•	federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•	our ability to borrow funds and access credit markets;
•	restrictions and covenants in our debt agreements and collateral requirements;
•	credit risk with respect to suppliers and customers;
•	our ability to acquire customers and actual attrition rates;
•	changes in costs to acquire customers;
•	accuracy of billing systems;
•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•	significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•	competition;
•	our ability to successfully obtain the requisite shareholder approval of and to consummate the merger and transactions contemplated by the Merger Agreement and other risks related thereto, including but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the failure to satisfy other conditions to completion of the proposed merger, the failure of the proposed merger to close for any other reason, the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the Merger Agreement or otherwise, the amount of the costs, fees, expenses and charges related to the proposed merger, the effect of the announcement of the proposed merger on our relationships with our contractual counterparties, operating results and business generally, the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger, risks related to disruption of management’s attention from our ongoing business operations due to the merger and transactions contemplated by the Merger Agreement; and
•	the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Investor Relations:

Stephen Rabalais,

832-200-3727

Media Relations:

Kira Jordan,

832-255-7302

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VIA RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Retail revenues	$114,388	$135,125
Net asset optimization expense	(1,597)	(3,273)
Other revenue	1,265	—
Total Revenues	114,056	131,852
Operating Expenses:
Retail cost of revenues	68,962	117,441
General and administrative	17,333	17,225
Depreciation and amortization	2,040	3,336
Total Operating Expenses	88,335	138,002
Operating income (loss)	25,721	(6,150)
Other (expense):
Interest expense	(1,929)	(2,697)
Interest and other income	24	80
Total other expenses	(1,905)	(2,617)
Income (loss) before income tax expense	23,816	(8,767)
Income tax expense (benefit)	4,752	(1,996)
Net income (loss)	$19,064	$(6,771)
Less: Net income (loss) attributable to non-controlling interests	10,497	(6,584)
Net income (loss) attributable to Via Renewables, Inc. stockholders	$8,567	$(187)
Less: Dividend on Series A Preferred Stock	2,710	2,544
Net income (loss) attributable to stockholders of Class A common stock	$5,857	$(2,731)

Net income (loss) attributable to Via Renewables, Inc. per share of Class A common stock
Basic	$1.81	$(0.86)
Diluted	$1.81	$(1.26)

Weighted average shares of Class A common stock outstanding
Basic	3,233	3,173
Diluted	3,233	7,173

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Selected Balance Sheet Data
(in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$50,423	$42,595
Working capital	91,292	78,977
Total assets	302,662	303,834
Total debt	91,000	97,000
Total liabilities	159,149	177,050
Total stockholders' equity	53,181	46,600

Selected Cash Flow Data
	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows provided by operating activities	$17,099	$13,060
Cash flows used in investing activities	(450)	(374)
Cash flows used in financing activities	(8,821)	(2,875)

Operating Segment Results
(in thousands, except volume and per unit operating data)	Three Months Ended March 31,
	2024	2023

Retail Electricity Segment
Total Revenues	$77,329	$82,827
Retail Cost of Revenues	49,131	80,830
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	9,287	(18,472)
Retail Gross Margin (1) — Electricity	$18,911	$20,469
Volumes — Electricity (MWhs)	504,307	456,277
Retail Gross Margin (2) — Electricity per MWh	$37.50	$44.86

Retail Natural Gas Segment
Total Revenues	$37,059	$52,298
Retail Cost of Revenues	19,203	36,611
Less: Net gain (loss) on non-trading derivatives, net of cash settlements	1,659	(4,174)
Retail Gross Margin (1) — Gas	$16,197	$19,861
Volumes — Gas (MMBtus)	4,252,945	4,547,826
Retail Gross Margin (2) — Gas per MMBtu	$3.81	$4.37

(1) Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See "Reconciliation of GAAP to Non-GAAP Measures" for a reconciliation of Retail Gross Margin to most directly comparable financial measures presented in accordance with GAAP.

(2) Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.

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Reconciliation of GAAP to Non-GAAP Measures

Adjusted EBITDA

We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense.

We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure, historical cost basis and specific items not reflective of ongoing operations;
•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•	our compliance with financial debt covenants in our Senior Credit Facility.

Retail Gross Margin

We define retail gross margin as gross profit less (i) net asset optimization revenues (expenses), (ii) net gains (losses) on non-trading derivative instruments, (iii) net current period cash settlements on non-trading derivative instruments and (iv) gains (losses) from non-recurring events (including non-recurring market volatility). Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments as a result of recurring operations. As an indicator of our retail energy business’s operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, gross profit, its most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. The GAAP measure most directly comparable to Retail Gross Margin is gross profit. Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to gross profit. Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect gross profit, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.

Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.

The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

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Reconciliation of Adjusted EBITDA to net income (loss):

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income (loss)	$19,064	$(6,771)
Depreciation and amortization	2,040	3,336
Interest expense	1,929	2,697
Income tax expense (benefit)	4,752	(1,996)
EBITDA	27,785	(2,734)
Less:
Net, loss on derivative instruments	(4,205)	(42,770)
Net cash settlements on derivative instruments	15,425	20,137
Customer acquisition costs	2,444	1,773
Plus:
Non-cash compensation expense	514	685
Merger agreement expense	433	—
Adjusted EBITDA	$15,068	$18,811

Reconciliation of Adjusted EBITDA to net cash provided by operating activities:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$17,099	$13,060
Amortization of deferred financing costs	(206)	(206)
Bad debt expense	(304)	(955)
Interest expense	1,929	2,697
Income tax expense (benefit)	4,752	(1,996)
Merger agreement expense	433	—
Changes in operating working capital
Accounts receivable, prepaids, current assets	(7,273)	(14,075)
Inventory	(1,761)	(3,849)
Accounts payable and accrued liabilities	2,216	21,587
Other	(1,817)	2,548
Adjusted EBITDA	$15,068	$18,811
Cash Flow Data:
Net cash provided by operating activities	$17,099	$13,060
Net cash used in investing activities	$(450)	$(374)
Net cash used in financing activities	$(8,821)	$(2,875)

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The following table presents a reconciliation of Retail Gross Margin to Gross Profit for each of the periods indicated.

Reconciliation of Retail Gross Margin to Gross Profit

	Three Months Ended March 31,
(in thousands)	2024	2023
Total Revenue	$114,056	$131,852
Less:
Retail cost of revenues	68,962	117,441
Gross Profit	$45,094	$14,411
Less:
Net asset optimization expense	(1,597)	(3,273)
Loss on non-trading derivative instruments	(4,296)	(42,769)
Cash settlements on non-trading derivative instruments	15,242	20,123
Retail Gross Margin	$35,745	$40,330
Retail Gross Margin - Retail Electricity Segment	$18,911	$20,469
Retail Gross Margin - Retail Natural Gas Segment	$16,197	$19,861
Retail Gross Margin - Other	$637	$—

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